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                                                                    Exhibit 3.32

                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                      DRS. SHEER, AHEARN & ASSOCIATES, INC.

         DRS. SHEER, AHEARN & ASSOCIATES, INC., a corporation organized and existing under the laws of the State of Florida (the "CORPORATION"), in order to amend and restate its Articles of Incorporation in accordance with the requirements of Chapter 607, Florida Statutes, does hereby, by and through the undersigned, its President, certify as follows:

         1. The amendments to the existing Articles of Incorporation being effected hereby and incorporated in the Restated Articles of Incorporation set forth below include the following:

                  (a) Articles I, II, III, IV, V, VI, VII, VIII, IX and X are hereby amended by deleting the present Articles I, II, III, IV, V, VI, VII, VIII, IX and X in their entirety and substituting therefor the provisions set forth below in Articles I, II, III, IV, V, VI, VII, VIII, IX and X of the Restated Articles of Incorporation; and

                  (b) Present Articles XI, XII, XIV and XV are deleted in their entirety.

         2. The amendments to the Articles of Incorporation of the Corporation were approved and adopted by all stockholders of the Corporation on August 15, 2000, in accordance with Section 607.1003(6), Florida Statutes.

         3. These Articles of Amendment and Restatement of Articles of Incorporation of the Corporation, incorporating the amendments approved and adopted by the stockholders, were approved and the restatement was adopted by the Board of Directors of the Corporation on August 15, 2000.

         The following constitutes the Restates Articles of Incorporation of this Corporation as approved by all stockholders of the Corporation:



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                       RESTATED ARTICLES OF INCORPORATION
                                      OF
                      DRS. SHEER, AHEARN & ASSOCIATES, INC.

                                   ARTICLE I

                                     Name

         The name of this corporation shall be:

                      DRS. SHEER, AHEARN & ASSOCIATES, INC.

                                   ARTICLE II

                      Principal Office and Mailing Address

         The address of the principal office and the mailing address of this corporation shall be:

                                1900 Winston Road
                                    Suite 300
                               Knoxville, TN 37919

                                  ARTICLE III

                              Business and Purposes

         The general purpose for which this corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Business Corporation Act of the State of Florida, and any amendments thereto, and in connection therewith, this corporation shall have and may exercise any and all powers conferred from time to time by law upon corporations formed under such Act.

                                   ARTICLE IV

                                  Capital Stock

         (a) The aggregate number of shares of capital stock authorized to be issued by this corporation shall be One Thousand (1,000) share of common stock with a par value of $5.00 per share. Each share of such stock shall entitle the holder thereof to one vote at every annual or special meeting of the stockholders of this corporation. The consideration for the issuance of the shares of capital stock may be paid, in whole or in part, in cash, in promissory notes, in other property (tangible or intangible), in labor or services actually performed for this corporation, in promises to perform services in the future evidenced by a written contract, or in other benefits to this corporation at a fair valuation to be fixed by the Board of Directors. When issued, all shares of stock shall be fully paid and nonassessable.

         (b) In the election of directors of this corporation, there shall be no cumulative voting of the stock entitled to vote at such election.

         (c) No holder of stock of this corporation of any class shall have any preemptive or preferential right to subscribe to, purchase or receive any shares of any class of stock of this corporation, whether now or hereafter authorized, or any notes, debentures, bonds, or other securities convertible into, or carrying options or warrants to purchase, shares of any class of stock of this corporation issued or sold or proposed to be issued or sold, or with respect to which options or warrants shall be granted; but all such shares of stock of any class, or notes, debentures, bonds or other securities convertible into, or carrying options or warrants to

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purchase, shares of any class, may be issued and disposed of or sold by the
Board of Directors on such terms and for such consideration, so far as may be permitted by law, and to such person or persons (who are qualified to be stockholders as provided in paragraph (d) of this Article) as the Board of Directors may determine.

                                   ARTICLE V

                            Existence of Corporation

         This corporation shall have perpetual existence.

                                   ARTICLE VI

                     Registered Office and Registered Agent

         The registered office of this corporation shall be located at 1201 Hays Street, Tallahassee, FL 32301, and the registered agent of this corporation at such office shall be The Prentice-Hall Corporation System, Inc. This corporation shall have the right to change such registered office and such registered agent from time to time, as provided by law.

                                  ARTICLE VII

                               Board of Directors

         The Board of Directors of this corporation shall consist of not less than one (1) nor more than fifteen (15) members, the exact number of directors to be fixed from time to time by the stockholders or the by-laws. The business and affairs of this corporation shall be managed by the Board of Directors, which may exercise all such powers of this corporation and do all such lawful acts and things as are not by law directed or required to be exercised or done only by the stockholders. A quorum for the transaction of business at meetings of the directors shall be a majority of the number of directors determined from time to time to comprise the Board of Directors, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the directors. Subject to the by-laws of this corporation, meetings of the directors may be held within or without the State of Florida. Directors need not be stockholders. The stockholders of this corporation may remove any director from office at any time with or without cause.

                                  ARTICLE VIII

                                     By-Laws

         (a) The power to adopt the by-laws of this corporation, to alter, amend or repeal the by-laws, or to adopt new by-laws, shall be vested in the Board of Directors of this corporation; provided, however, that any by-law or amendment thereto as adopted by the Board of Directors may be altered, amended or repealed by vote of the stockholders entitled to vote thereon, or a new by-law in lieu thereof may be adopted by the stockholders, and the stockholders may prescribe in any by-law made by them that such by-law shall not be altered, amended or repealed by the Board of Directors.

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         (b)      The by-laws of this corporation shall be for the government of this corporation and may contain any provisions or requirements for the management or conduct of the affairs and business of this corporation, provided the same are not inconsistent with the provisions of these Articles of Incorporation, or contrary to the laws of the State of Florida or of the United States.

                                   ARTICLE IX

                     Amendment of Articles of Incorporation

         This corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are subject to this reservation.

                                   ARTICLE X

                             Affiliated Transactions

         The provisions of Section 607.0901, Florida Statutes, relating to affiliated transactions, shall be inapplicable to this corporation.

                                      * * *

         The foregoing Restated Articles of Incorporation restate, integrate and amend, pursuant to the amendments herein, the provisions of this corporation's Articles of Incorporation as currently in effect; and there is no discrepancy between the provisions of this corporation's Articles of Incorporation, as amended hereby, and the provisions of these Restated Articles of Incorporation.

         Upon the approval of these Articles of Amendment and Restatement of Articles of Incorporation by the Secretary of State of the State of Florida and the payment of all fees required by the laws of the State of Florida, this corporation's original Articles of Incorporation, as amended hereby, shall be superseded and thenceforth, the Restated Articles of Incorporation as set forth herein shall be the Articles of Incorporation of this corporation.

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         IN WITNESS WHEREOF, Drs. Sheer, Ahearn & Associates, Inc. has caused these Articles of Amendment and Restatement of Articles of Incorporation to be executed by its President this 15th day of August, 2000.

                                    DRS. SHEER, AHEARN & ASSOCIATES, INC.

                                    By: /s/ H. Kirby Blankenship
                                        --------------------------------------
                                        H. Kirby Blankenship, M.D., President